Exhibit 5.01

[Letterhead of Lehman Brothers Holdings Inc.]

May 30, 2006

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Lehman Brothers Holdings Capital Trust VII

Lehman Brothers Holdings Capital Trust VIII

Lehman Brothers Holdings Capital Trust IX

Lehman Brothers Holdings Capital Trust X

Lehman Brothers Holdings Capital Trust XI

Lehman Brothers Holdings Capital Trust XII

c/o Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

I am a Senior Vice President and Associate General Counsel of Lehman Brothers Inc. and have acted as counsel to Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Company and by Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII, each a Delaware statutory trust (the “LBH Trusts”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) senior debt securities (“Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) warrants to purchase or sell, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing (collectively, “Underlying Measures”), all as shall be designated by the Company at the time of offering (the “Warrants”); (iii) contracts for the purchase and sale of, or representing the right to receive an amount of cash determined in whole or in part by reference to, any Underlying Measure, all as shall be designated by the Company at the time of offering (the “Purchase Contracts”); (iv) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (v) depositary shares (the “Depositary Shares”) representing fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) shares of common stock of the Company, par value $0.10 per share (the “Common Stock”); (vii)  units consisting of two or more of any of the Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock, in any combination (the “Units”); (viii) trust preferred securities (the “Trust Preferred Securities”) that the LBH Trusts may issue from time to time in one or more series;  and (ix) guarantees of Trust Preferred Securities and certain back-up obligations (the “Guarantees”) that the Company may issue from time to time in one or more series. Purchase Contracts requiring the holders thereof to satisfy their obligations at the time of issuance are hereinafter referred to as “Prepaid Purchase Contracts,” and other Purchase Contracts are hereinafter referred to as “Non-Prepaid Purchase Contracts.” The Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Depositary Shares, Common Stock, Units, Trust Preferred Securities and Guarantees are hereinafter referred to as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate offering price.

The Senior Debt Securities will be issued under an Indenture dated as of September 1, 1987, as amended and supplemented by the Supplemental Indenture, dated as of November 25, 1987, the Second Supplemental Indenture, dated as of November 27, 1990, the Third Supplemental Indenture, dated as of September 13, 1991, the Fourth Supplemental Indenture, dated as of October 4, 1993, the Fifth Supplemental Indenture, dated as of October 1, 1995, and the Sixth Supplemental Indenture, dated as of June 26, 1997 (collectively, the “Senior Indenture”), between the Company and Citibank, N.A., as Trustee (the “Senior Debt Trustee”). The Subordinated Debt Securities will be issued under an Indenture, dated as of February 1, 1996, as amended and supplemented by the First Supplemental Indenture thereto, dated as of February 1, 1996, the Second Supplemental Indenture thereto, dated as of January 26, 1999, the Third Supplemental Indenture thereto, dated as of April 20, 1999, the Fourth Supplemental

Indenture thereto, dated as of March 17, 2003, the Fifth Supplemental Indenture thereto, dated as of October 31, 2003, the Sixth Supplemental Indenture thereto, dated as of April 22, 2004, and the Seventh Supplemental Indenture thereto, dated as of January 18, 2005 (collectively, the “Subordinated Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee (the “Subordinated Debt Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

Each series of Warrants will be issued under a Warrant Agreement (the related “Warrant Agreement”) between the Company and a warrant agent.

Each series of Prepaid Purchase Contracts will be issued under the Senior Indenture or the Subordinated Indenture, as the case may be.

Each series of Non-Prepaid Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the related “Purchase Contract Agreement”) between the Company and a purchase contract agent.

Each series of Preferred Stock will be issued pursuant to resolutions adopted by the Board of Directors of the Company or a duly constituted and authorized committee thereof and contained in a certificate of designations (the related “Certificate of Designations”) to be filed by the Company with the Secretary of State of Delaware.

Each series of Depositary Shares will be issued pursuant to a Deposit Agreement (the related “Deposit Agreement”) among the Company, a depositary and the holders from time to time of depositary receipts issued thereunder.

Each series of Units may be issued pursuant to a Unit Agreement (the related “Unit Agreement”) between the Company and a unit agent.

I have examined or have had members of my staff examine the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to, or incorporated by reference in, the Registration Statement. I also have examined or have had members of my staff examine the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth, including, without limitation, the resolutions adopted by the Executive Committee of the Board of Directors of the Company authorizing the issuance of the Securities.

In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that:  (1) the Senior Indenture is the valid and legally binding obligation of the Senior Debt Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Debt Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each counterparty thereto; (4) at the time of execution, issuance and delivery of any Non-Prepaid Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the purchase contract agent; (5) at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the depositary; and (6) at the time of execution, issuance and delivery of any Units, the related Unit Agreement, if any, will be the valid and legally binding obligation of the unit agent. I have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (2) at the time of execution, issuance and delivery of any Non-Prepaid Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, issuance and delivery of any Depositary Receipts, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; and (4) at the time of execution, issuance and delivery of any Units, the related Unit Agreement, if any, will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.             With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance, form and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and authorized committee thereof or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Relevant Authority”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable Indenture and the applicable definitive underwriting agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Debt Securities referred to in this paragraph include any Debt Securities that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

2.             With respect to the Warrants, assuming (a) the taking of all necessary corporate action to approve the issuance, form and terms of the Warrants by the Relevant Authority and the due execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive underwriting agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Warrants referred to in this paragraph include any Warrants that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

3.             With respect to the Prepaid Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the issuance, form and terms of the Prepaid Purchase Contracts by the Relevant Authority and the execution and delivery of the Prepaid Purchase Contract Agreement, (b) the terms of the Prepaid Purchase Contract have been established in conformity with the Senior Indenture or the Subordinated Indenture, as the case may be, and (c) the due execution, issuance and delivery of the Prepaid Purchase Contracts, upon payment of the consideration for such Prepaid Purchase Contracts provided for in the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable Prepaid Purchase Contract Agreement, and authenticated by the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, and the applicable definitive underwriting agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Prepaid Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Prepaid Purchase Contracts referred to in this paragraph include any Prepaid Purchase Contracts that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

4.             With respect to the Non-Prepaid Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the issuance, form and terms of the Non-Prepaid Purchase Contracts by the Relevant Authority and the execution and delivery of the Non-Prepaid Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Non-Prepaid Purchase Contracts, upon payment of the consideration for such Non-Prepaid Purchase Contracts provided for in the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable Non-Prepaid Purchase Contract Agreement and the applicable definitive underwriting agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Non-Prepaid Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. The Non-Prepaid Purchase Contracts referred to in this paragraph include any Non-Prepaid Purchase Contracts that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

5.             With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and authorized committee thereof of all necessary corporate action to authorize and approve the issuance, form and terms of the Preferred Stock in conformity with Delaware General Corporation Law and the Company’s restated certificate of incorporation (as amended), (b) due filing of the Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable definitive underwriting agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof). The Preferred Stock referred to in this paragraph includes any Preferred Stock that may be represented by Depositary Shares or issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

6.             With respect to the Depositary Receipts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or a duly constituted and authorized committee thereof to authorize and approve the issuance, form and terms of the Preferred Stock in conformity with Delaware General Corporation Law and the Company’s restated certificate of incorporation (as amended), (b) the Preferred Stock has been duly validly issued, fully paid and nonassessable, (c) due issuance, authentication and delivery of the Depositary Shares, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive underwriting agreement and (d) Depositary Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement. The Depositary Shares referred to in this paragraph include any Depositary Shares that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

7.             With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and authorized committee thereof of all necessary corporate action to authorize and approve the issuance of the Common Stock in conformity with Delaware General Corporation Law and the Company’s restated certificate of incorporation (as amended) and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement by the Relevant Authority and otherwise in accordance with the provisions of the applicable definitive underwriting agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof). The Common Stock referred to in this paragraph includes any Common Stock that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

8.             With respect to the Units, assuming (a) the taking of all necessary corporate action by the Relevant Authority to authorize and approve (1) the issuance, form and terms of the Units, (2) the due execution and delivery of the applicable agreement or other document referred to above, if any, relating to each Security that is a component of the Unit, and/or (3) the issuance, form and terms of each Security that is a component of the Unit, the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect to the Preferred Stock that is a component of the Unit, and (c) the due execution, authentication, issuance and delivery, as applicable, of each Security that is a component of the Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive underwriting agreement approved by the Relevant Authority and otherwise in accordance with the provisions of the applicable agreement, Indenture or other document referred to above, if any, relating to each Security that is a component of the Unit and the applicable definitive underwriting agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.             With respect to the Guarantees, when the Registration Statement has become effective under the Securities Act and assuming (a) the taking of all necessary corporate action to approve the issuance and delivery of the Guarantees by the Relevant Authority and (b) the due execution, issuance and delivery of such Guarantees, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Guarantees will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms.

My opinions set forth in paragraphs 1, 2, 3, 4, 6, 8 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

I note that (i) a New York statute provides that, with respect to a foreign currency obligation, a New York state court must render a judgment or decree in such foreign currency and such judgment or decree must be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

I do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectuses under the caption “Legal Matters.” In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Barrett S. DiPaolo